Exhibit 5

EMERSON ELECTRIC CO.

8000 W. FLORISSANT

P.O. BOX 4100

ST. LOUIS, MO. 63136-8506

TIMOTHY G. WESTMAN

VICE PRESIDENT, ASSOCIATE GENERAL COUNSEL

AND ASSISTANT SECRETARY

(314) 553-3822

November 22, 2011

Emerson Electric Co.

8000 West Florissant Avenue

P.O. Box 4100

St. Louis, MO 63136-8506

Ladies and Gentlemen:

I am Vice President, Associate General Counsel and Assistant Secretary of Emerson Electric Co. (the “Company”), and in such capacity I am familiar with the preparation of the registration statement on Form S-3 (as amended from time to time, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), on the date hereof. The Registration Statement relates to the offering by the Company of an indeterminate amount of:

•	Debt Securities;

•	Preferred Stock, par value $2.50 per share;

•	Common Stock, par value $0.50 per share;

•	Warrants;

•	Share Purchase Contracts; or

•	Share Purchase Units (collectively, the “Securities”).

The Securities, as set forth in the Registration Statement, form of prospectus with respect to the Securities contained therein (the “Prospectus”) and one or more prospectus supplements, free writing prospectuses or other offering materials with respect to such Prospectus (each, a “Prospectus Supplement”), will be registered for issuance from time to time pursuant to Rule 415 of the Act. If so indicated in a Prospectus Supplement, the Debt Securities and Preferred Stock may be convertible or exchangeable into other securities, including Common Stock or Preferred Stock of the Company.

I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I deemed necessary for the purpose of the opinion expressed herein. In my examination of the foregoing, I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to me as copies. I have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to my opinions, I have relied upon certificates or statements of officers and other representatives of the Company and of public officials and authorities. I have assumed without investigation that any certificates or statements on which I have relied that were given or dated earlier than the date of this opinion letter continued to remain accurate, insofar as relevant to such opinion, from such earlier date through and including the date of this letter.

Based upon the foregoing and subject to the assumptions, qualifications and limitations below, I am of the opinion that:

1.	The Debt Securities (consisting of unsecured convertible and non-convertible notes, debentures or other evidence of the Company’s indebtedness, including notes commonly referred to as medium term notes), being registered pursuant to the Registration Statement, when issued and delivered as contemplated by the Registration Statement and in accordance with the indenture described in the Registration Statement, and duly authenticated by the Trustee as specified in such indenture, and upon receipt by the Company of such lawful consideration therefor as the Company’s duly authorized officers may determine, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

2.	The shares of the Preferred Stock being registered pursuant to the Registration Statement, when issued and delivered as contemplated by the Registration Statement and upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the Company’s duly authorized officers may determine, will be validly issued, fully paid and nonassessable.

3.	The shares of Common Stock being registered pursuant to the Registration Statement, when issued and delivered as contemplated by the Registration Statement and upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the Company’s duly authorized officers may determine, will be validly issued, fully paid and nonassessable.

4.	Any Warrants offered and sold as contemplated in the Registration Statement, when issued and sold in accordance with the resolutions of the Board of Directors authorizing the offer, issuance and sale of the Warrants, will be duly and validly authorized and will constitute valid and binding obligations of the Company.

5.	The Share Purchase Contracts being registered pursuant to the Registration Statement, when issued and sold in accordance with the resolutions of the Board of Directors authorizing the offer, issuance and sale of the Share Purchase Contracts as contemplated by the Registration Statement and upon receipt by the Company of such lawful consideration therefor as the Company’s duly authorized officers may determine, will constitute valid and binding obligations of the Company.

6.	The Share Purchase Units being registered pursuant to the Registration Statement, when issued and sold in accordance with the resolutions of the Board of Directors authorizing the offer, issuance and sale of the Share Purchase Units as contemplated by the Registration Statement and upon receipt by the Company of such lawful consideration therefor as the Company’s duly authorized officers may determine, will constitute valid and binding obligations of the Company.

In rendering the foregoing opinions, I have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective; (ii) a Prospectus Supplement describing each class and/or series of Securities offered pursuant to the Registration Statement will have been filed with the Commission; (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions of the Company’s Board of Directors, the Company’s Restated Articles of Incorporation and applicable law; (iv) any Securities, including Common Stock or Preferred Stock issuable upon conversion, exchange, or exercise of any other security, will have been duly authorized and reserved for issuance from the applicable class of capital stock of the Company, in each case within the limits of such class of capital stock then remaining authorized but unreserved and unissued; (v) the resolutions authorizing the Company to issue, offer and sell the Securities will have been adopted by the Company’s Board of Directors and will be in full force and effect at all times at which the Securities are offered or sold by the Company; and (vi) all Securities will be issued in compliance with applicable federal and state securities laws.

The foregoing opinions are subject to the qualifications, that (i) the rights and remedies may be limited by bankruptcy, reorganization and other laws of general application relating to or affecting the enforcement of creditors’ rights or the availability of equitable remedies and (ii) I am admitted to practice law in the State of Missouri and I express no opinion on any law other than that of Missouri and the federal law of the United States. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without my prior written consent.

At the time of any sale of Securities (i) I will review the operative documents (including the applicable Prospectus Supplement) pursuant to which such Securities are offered and issued, (ii) the Company will file an unqualified opinion of counsel with respect to such Securities and (iii) the Company will file as an exhibit to the Registration Statement such supplement or amendment to this opinion (if any) as I may consider necessary or appropriate by reason of the terms of such Securities or any changes in the Company’s capital structure or other pertinent circumstances.

I hereby consent to the use of the foregoing opinion as Exhibit 5 of the Registration Statement filed with the Commission under the Act with respect to the Securities and to the use of my name in such Registration Statement and Prospectus and any Prospectus Supplement related thereto under the heading “Legal Matters.” In giving such consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Timothy G. Westman
Timothy G. Westman

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